Phunware Announces CFO Transition
AUSTIN, TX, June 2, 2023 (ORIGINAL: GLOBE NEWSWIRE) – Phunware, Inc. (NASDAQ: PHUN) (“Phunware” or the “Company”), the pioneer of Location Based SaaS and offers the only fully integrated enterprise cloud platform for mobile that enables brands to engage, manage and monetize their anytime, anywhere users worldwide, announced the appointment of Troy Reisner as Chief Financial Officer (“CFO”), effective June 2, 2023. Mr. Reisner will succeed Matt Aune and will become a member of the Company’s executive management team, reporting to Russ Buyse, the Company’s Chief Executive Officer. Matt Aune will fully transition into his role as an advisor and continue to support the Company through December 31, 2023.
Mr. Reisner is a seasoned executive with over 30 years of global financial and operational experience. Most recently, he served as CFO of Keystone Tower Systems where he managed the finance division for nearly four years. Prior to that, Mr. Reisner was a Partner at Deloitte & Touche for over 16 years where he strategically advised clients on different financing structures, provided counsel to Audit Committee members on corporate governance matters, worked closely with senior leaders to interpret and manage complex areas of accounting and SEC rules related to financial statement risk, and more. Mr. Reisner has a Bachelor of Science (B.S.) Accounting from Southern Illinois University Edwardsville.
"On behalf of Phunware, I’m delighted to welcome Troy as our new CFO," said Mr. Buyse. "Troy brings a mix of strategic finance, deal-making, and operational experience that will power Phunware into the future. His ability to provide high-quality guidance and counsel, especially within the financial realm, will be extremely beneficial for our organization as we are looking to optimize costs and maximize our working capital. We look forward to benefiting from his insight as Phunware advances towards the next chapter of its corporate journey."
"I am very excited to join the Phunware team as they are striving to take mobile engagement to the next level," said Troy Reisner. "I look forward to working with Russ and each talented person at Phunware to help drive us forward for the benefit of our people, our shareholders and our customers."
Mr. Buyse added: “I would also like to thank Matt for his decade-long service to the Company. He led our finance team through several phases of Phunware’s life, from its early custom development days to becoming a public company in 2018 to pivoting to our Location Based SaaS Platform and acquiring Lyte. Matt was a respected member of our executive team and will always be a friend to the company.”
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About Phunware, Inc.
Everything You Need to Succeed on Mobile — Transforming Digital Human Experience
Phunware, Inc. (NASDAQ: PHUN), the pioneer of Location Based SaaS and offers the only fully integrated enterprise cloud platform for mobile that enables brands to engage, manage and monetize their anytime, anywhere users worldwide. Phunware’s Software Development Kits (SDKs) include location-based services, mobile engagement, content management, messaging, advertising, loyalty (PhunCoin & PhunToken) and analytics, as well as a mobile application framework of pre-integrated iOS and Android software modules for building in-house or channel-based mobile application and vertical solutions. Phunware helps the world’s most respected brands create category-defining mobile experiences, with approximately one billion active devices touching its platform each month when operating at scale. For more information about how Phunware is transforming the way consumers and brands interact with mobile in the virtual and physical worlds, visit https://phunware.com and follow @phunware on all social media platforms.
Phunware PR & Media Inquiries:
Email: PRESS@phunware.com
Phone: (512) 693-4199

Phunware Investor Relations:
Matt Glover and John Yi
Gateway Investor Relations
Email: PHUN@gatewayir.com
Phone: (949) 574-3860